Nabil Sabki, P.C. To Call Writer Directly: (312) 862-4777 nabil.sabki@kirkland.com	300 North LaSalle Chicago, IL 60654 (312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

September 26, 2023

VIA EDGAR

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-0505

Re:    Allied Asset Advisors Funds
    Iman Fund
    File Nos. 333-30924; 811-09821
    Post-Effective Amendment No. 36/38

To Whom It May Concern:
We hereby consent to the use of our name and to the reference to our Firm under the caption “Legal Counsel” in the Statement of Additional Information that is included in Post-Effective Amendment No. 36/38 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, of Iman Fund.

This consent does not constitute a consent under Section 7 of the 1933 Act and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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